EXHIBIT 3.25

CERTIFICATE OF INCORPORATION

of

CORNING AMBULANCE SERVICE INC.

PURSUANT TO SECTION 402 OF

THE BUSINESS CORPORATION LAW.

The undersigned, for the purpose of forming a corporation under the Business Corporation Law of New York State certifies:

1.	The name of the corporation is Corning Ambulance Service Inc.

2.	The purpose of the corporation is to engage in the business of conducting an ambulance service; to purchase, sell and deal in all products, materials, supplies and equipment necessary to and incidental to the operation of said business; to acquire real estate and in general for this purpose to carry on any other similar business or related activity in connection with the foregoing and to do any or all of the things hereinbefore set forth to the same extent as an individual may do.

3.	The principal office of the corporation is to be located at 17 E. Pulteney St., City of Corning, County of Steuben and State of New York.

4.	The class of shares is one only and is common stock. The issuable shares are 200 in number, of no par value, and are all common shares without limitation.

5.	The Secretary of State of New York State is hereby designated as agent of the corporation upon whom process in any action or proceeding against it may be served, and shall mail a copy of any process or action to Corning Ambulance Service Inc., 17 E. Pulteney St., City of Corning, County of Steuben, State of New York.

6.	The name and address of the sole incorporator and subscriber to this Certificate of Incorporation is:

James L. Burke 315 Lake Street, Elmira, New York

IN WITNESS WHEREOF I have made and subscribed this certificate this 26th day of January, 1972.

STATE OF NEW YORK

COUNTY OF CHEMUNG

On this 26th day of January, 1972, before me, the subscriber, personally appeared James L. Burke, to me personally known and known to me to be the same person described in and who executed the foregoing Certificate of Incorporation and he acknowledged to me that he executed the same.

CERTIFICATE OF CHANGE

OF

CORNING AMBULANCE SERVICE INC.

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

WE, THE UNDERSIGNED, James H. Bolin and Steven M. Lee being respectively the President and Secretary of CORNING AMBULANCE SERVICE INC. hereby certify:

1. The name of the corporation is CORNING AMBULANCE SERVICE INC.

2. The Certificate of Incorporation of said corporation was filed by the Department of State on May 26, 1972.

3. The following was authorized by the Board of Directors:

To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him from the Corporation, Corning Ambulance Service Inc., 17 E. Pulteney St., Corning, NY 14830 to c/o C T CORPORATION SYSTEM, 1633 Broadway, New York, NY 10019.

To designate C T CORPORATION SYSTEM, 1633 Broadway, New York, NY 10019 as its registered agent in New York upon whom all process against the corporation may be served.

IN WITNESS WHEREOF, we have signed this certificate on the 21 day of August, 1995 and we affirm the statements contained therein as true under penalties of perjury.

James H. Bolin, President

Steven M. Lee, Secretary

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

CORNING AMBULANCE SERVICE INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

The undersigned, being the President of Corning Ambulance Service Inc., does hereby certify and set forth:

1. The name of the corporation (hereinafter called the “Corporation”) is CORNING AMBULANCE SERVICE INC.

2. The Certificate of Incorporation of the Corporation was filed by the Department of State on the 26th day of May, 1972.

3. The Certificate of Incorporation of the Corporation is hereby amended in the following respect:

The text of Paragraph 2 which sets forth the purpose of the corporation is hereby deleted in its entirety and replaced with the following:

2. The purpose for which the Corporation is formed is to engage in any lawful act or activities for which corporations may be organized under the Business Corporation Law and is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

4. This amendment to the certificate of incorporation of the Corporation was authorized by unanimous written consent of the directors of the Corporation on June 23, 1995 pursuant to Section 708 of the New York Business Corporation Law and the unanimous written consent of the shareholders of the Corporation on June 23, 1995 pursuant to Section 615 of the New York Business Corporation Law.

IN WITNESS WHEREOF, the undersigned have executed and signed this certificate this 23rd day of June, 1995.

Alan D. Lewis Sr.	Pamela A. Lewis
President	Secretary

* * * * * * * * * * * *

Verification of Signer of Certificate of Amendment

to Certificate of Incorporation

STATE OF NEW YORK	)
) SS:
COUNTY OF ONONDAGA	)

Alan D. Lewis Sr., being duly sworn, deposes and says that he is the person who signed the foregoing Certificate of Amendment to Certificate of Incorporation; that he signed the same in the capacity set opposite or beneath his signature thereon; that he has read the foregoing Certificate of Amendment to Certificate of Incorporation and knows the contents thereof and that the statements contained therein are true to his own knowledge.

Alan D. Lewis Sr.

Subscribed and sworn to before me on June 26, 1995.

Notary Public

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

OF

CORNING AMBULANCE SERVICE INC.

(Under Section 8.5 of the Business Corporation Law)

After filing, please return to:	Richard F. Taylor, Jr., Esq.
Walton Crossing I, Suite 225
231 Walton Street
Syracuse, New York 13202